EXHIBIT 10.1
ASSIGNMENT
OF
FARMOUT INTEREST

THIS ASSIGNMENT is made and entered into, by and between, Cobra Oil & Gas Company hereinafter collectively referred to as “Assignor”, and West Canyon Energy Corp., also known as PetroSouth Energy Corp., hereinafter referred to as “Assignee”.

WHEREAS, this Assignment concerns and effects a change in ownership of a 25% interest in and to that certain Farmout Agreement dated February 1, 2008 (FOA copy attached) by and between Transco Oil & Gas, Inc. (TOG) as Farmor and the Assignor (set out above) to this Assignment. Assignor is the owner and holder of a 25% interest in and to the FOA to the “North Semitropic Prospect” (Prospect) more fully described in the FOA and located in Kern County, California. Assignor hereby agrees to transfer Assignor’s 25% interest in the FOA to Assignee along with all rights, benefits and obligations therein stated. Assignee hereby agrees to accept said 25% interest in the FOA herein assigned along with all rights, benefits and obligations therein stated. Assignee acknowledges that the drilling and testing of the Prospect is eminent, and failure to meet cash calls as per the FOA will result in a loss of interest in the FOA and Prospect. Assignee states that it has read and fully understands the FOA and hereby accepts same and agrees to abide by all the terms and conditions therein stated.

WHEREAS, this Assignment is made in accordance with and expressly subject to the terms and provisions of the FOA and shall become immediately affective upon execution by both Assignor and Assignee and approval of TOG as Farmor to the FOA stated above.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby convey, transfer and assign to Assignee all of Assignor’s right, title and interest in and to the said FOA and Prospect described above.

This Assignment shall inure to and be binding upon the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF, this Assignment is executed the day and year as set out below.

ASSIGNOR:		ASSIGNEE:

Dated: November 28, 2008		Dated: November 28, 2008

Cobra Oil & Gas Company		West Canyon Energy Corp

By:	/s/ Max Pozzoni	By:	/s/ Shane Reeves
	Max Pozzoni - President		Shane Reeves - Chairman
	Uptown Center 2100 West Loop South Suite 900 Houston, TX 77027		20333 State Hwy 249 Suite 200 - 113 Houston, TX, 77027

APPROVED by TOG as Farmor:

Dated: November 28, 2008

Transco Oil & Gas, Inc.

By:	/s/ Larry J. Messmer
Larry J. Messmer - President
11605 Meridian Market View Unit 124, # 303 Falcon, CO 80831